Exhibit (h)(13)

SECOND AMENDMENT TO

SECURITIES LENDING AND SERVICES AGREEMENT

BETWEEN

DWS MARKET TRUST (RENAMED, “DEUTSCHE MARKET TRUST),
ON BEHALF OF EACH RELEVANT SERIES,

AND

STATE STREET BANK AND TRUST COMPANY

This Second Amendment (“Amendment”) dated as of February 4, 2015 is among Deutsche Market Trust (on behalf of its relevant series), Deutsche Securities Trust (on behalf of its relevant series) (each, a “Borrower”), and State Street Bank and Trust Company (“State Street”).

WHEREAS, Deutsche Market Trust, on behalf of its relevant series, and State Street have entered into a Securities Lending and Services Agreement, dated as of July 10, 2013, as may be amended from time to time and as in effect on the date hereof (the “Agreement”); and

WHEREAS, Deutsche Securities Trust, on behalf of its relevant series, seeks to enter into the Agreement;

NOW THEREFORE, all the parties hereby agree to amend the Agreement as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.                  Amendments.

•	All references in the Agreement to “DWS Market Trust acting on behalf of its series” are deleted and replaced with: “Each trust managed by Deutsche Investment Management Americas Inc., on behalf of its relevant series listed on Schedule C, acting severally and not jointly.”

•	The Agreement is amended to include a new Schedule C, which is attached hereto as Appendix A.

3.                  Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

4.                  Effective Date. This Amendment shall be effective as of the date first set forth above.

IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date first set forth above, by their duly authorized officers by affixing their signatures below.

Each trust managed by Deutsche
Investment Management Americas Inc.,
on behalf of its relevant series listed on
Schedule C, acting severally and not jointly

By: /s/John Millette

Name: John Millette

Title: Vice President and Secretary

STATE STREET BANK AND TRUST COMPANY By: /s/Paul J. Fleming Name: Paul J. Fleming Title: Senior Managing Director

APPENDIX A

SCHEDULE C

DEUTSCHE MARKET TRUST

•	Deutsche Diversified Market Neutral Fund
•	Deutsche Strategic Equity Long/Short Fund

DEUTSCHE SECURITIES TRUST

•	Deutsche MLP & Energy Infrastructure Fund

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